UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2013, Odyssey Marine Exploration, Inc. (the “Company” or “Odyssey”) announced that its board of directors appointed Philip S. Devine to the position of Chief Financial Officer, effective September 16, 2013. Mr. Devine has been working with the Company as a consultant since August 1, 2013. Mr. Devine succeeds Michael J. Holmes, who will retire as an employee effective September 30, 2013, but will be retained as a consultant until year-end to promote a smooth transition of his duties.

Prior to joining Odyssey, Mr. Devine (age 46) served as CFO of various publicly listed companies with operations in Europe and the United States. Most recently, he worked as a financial consultant via Decofi sprl (2012-2013), and as the CFO of two biotechnology companies, MDxHealth SA (NYSE Euronext: MDXH) from 2003-2012, and Tibotec-Virco (sold to Johnson & Johnson) from 2001-2002. Earlier in his career, he worked primarily as a strategy consultant at McKinsey & Company (1994-2000) and as an auditor/CPA at Deloitte & Touche (1988-1992). Mr. Devine obtained his MBA degree at INSEAD (France), his CPA license in Massachusetts, his MSA degree at Bentley College, and his BA degree at Dartmouth College. Mr. Devine is a US citizen who was born in Brazil and who has worked and lived in the US, Europe, and Latin America. He is fluent in English, French, and Portuguese.

Mr. Devine will receive an annual salary of $260,000 and be eligible to participate in the Company’s executive compensation plan, which includes non-equity incentives, stock options, and restricted stock on a similar basis to his predecessor as CFO. Upon commencement of employment, the Company will grant Mr. Devine an option to purchase 100,000 shares of common stock with an exercise price of $3.25 per share, a five-year term, and a three-year vesting period. Mr. Devine also received a grant of two shares of restricted stock with a two-year vesting period for each one share of common stock purchased by him in a private placement on September 13, 2013. Mr. Devine purchased 25,000 shares from the Company in a private placement transaction on September 13, 2013 based upon the closing market price on September 12, 2013. Mr. Devine was awarded a restrictive stock agreement for 50,000 shares with a one-year vesting for 25,000 shares and a two-year vesting for the remaining 25,000 shares. In connection with his retirement, Mr. Holmes and the Company have agreed that any unvested options and restricted stock awards will vest as of September 30, 2013, and remain exercisable until their original termination dates. He will also be paid $21,667 per month for his consulting services until year-end, unless extended at the Company’s option.

Item 8.01. Other Events

The company issued a press release on September 17, 2013, announcing the appointment of Philip S. Devine as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(c) Exhibits.

99.1	Press Release dated September 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: September 17, 2013	By:	/S/ Philip S. Devine
Philip S. Devine
Chief Financial Officer